Exhibit 10.36

ANNUAL INCENTIVE PLAN
(Effective January 1, 2022)

ARTICLE 1
Background and Purpose

1.1.Background. Unum Group hereby adopts, effective as of January 1, 2022, this Annual Incentive Plan, an annual incentive bonus plan for its officers and employees.
1.2.Purpose. The purpose of the Plan is to motivate the Participants to perform in a way that will enable the Company to reach or exceed its goals.
ARTICLE 2
Definitions

2.1.Definitions. Certain terms of the Plan have defined meanings set forth in this Article 2 and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.
Act. The Securities Exchange Act of 1934, as amended from time to time.
Beneficiary. Any person or persons designated by a Participant, in accordance with procedures established under Article 7.1 of the Plan, to receive benefits hereunder in the event of the Participant’s death.
Board. The Board of Directors of the Company.
Cause. The term “Cause” with respect to a Participant shall have the meaning assigned such term in any separate employment, change of control or severance agreement between the Participant and the Company or any Subsidiary as then in effect. In the absence of such other agreement or definition, the term “Cause” as used herein and for the purposes of this Plan shall mean the occurrence of one or more of the following with respect to a Participant:
(1)The continued failure of the Participant to perform substantially his or her duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board, in the event the Participant is the CEO, or by the CEO or other appropriate manager of the Participant, in the event the Participant is not the CEO, which in each case specifically identifies the manner in which the Board, CEO or other appropriate manager, as the case may be, believes that the Participant has not substantially performed the Participant’s duties, or
(2)The willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or
(3)Conviction of a felony or a guilty or nolo contendere plea by the Participant with respect thereto.
For purposes of this Cause definition, no act or failure to act, on the part of a Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or (with respect to Participants other than the CEO) upon the instructions of the CEO, or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. The cessation of employment of a Participant who is an executive officer of the Company shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Participant has engaged in the conduct described in subparagraph (1) or (2) above, and specifying the particulars thereof in detail.
CEO. The chief executive officer of the Company.

Change in Control. The occurrence of one or more of the following events:
(1)During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;
(2)Any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% (30% with respect to deferred compensation subject to Section 409A of the Code) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (2) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (3)), or (E) a transaction (other than one described in paragraph (3) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control of the Company under this paragraph (2);
(3)The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% (30% with respect to deferred compensation subject to Section 409A of the Code) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
(4)The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% (30% with respect to deferred compensation subject to Section 409A of the Code) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

Code. The Internal Revenue Code of 1986, as amended from time to time.
Committee. The Human Capital Committee of the Board or, to the extent that the Human Capital Committee shall have delegated authority to the CEO or the Chair of the Committee as permitted in Article 3, the term “Committee” shall mean the CEO or such Chair, as the case may be.
Company. Unum Group, a Delaware corporation, and its corporate successors.
Disability. Disability of a Participant means the Participant is (1) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months, or (2) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.
Executive Compensation. The Executive Compensation division of the Human Resources Department of the Company.
Incentive Award. A cash award granted pursuant to Article 5 of the Plan.
Job Requalification. A termination of employment due to the fact that it may be necessary for the Company to require the applicable Participant to attain greater skill levels to retain his or her position and, for business reasons, the Company determines there is not sufficient time or the Participant does not have sufficient ability for the Participant to develop these skills. A Job Requalification can also occur when a position changes or evolves such that the Participant is no longer qualified to perform the job functions of such position (as determined by the Company).
Participant. An employee of the Company or its Subsidiaries participating in the Plan.
Plan. This Annual Incentive Plan, dated effective as of January 1, 2022, together with any subsequent amendments hereto.
Plan Year. January 1 to December 31 of the applicable year.
Retirement. Retirement shall mean a voluntary termination of employment of a U.S. Participant after having attained age 60 and at least 15 years of continuous service with the Company or a Subsidiary.
Subsidiary. Any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3
Administration of the Plan

3.1.General. The Plan shall be administered by the Committee.
3.2.Actions and Interpretations by the Committee. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any awards granted under the Plan, and all decisions and determinations by the Committee with respect to the Plan are and shall be final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the Company’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee, the Board of Directors, or any delegate as the case may be, shall be liable for any act under the Plan done in good faith.
3.3.Authority of the Committee. Except as provided below in this Section 3.3, the Committee has the exclusive power, authority and discretion to:

(a)designate Participants;
(b)establish the goals and target awards under the Plan for each Plan Year and determine whether or to what extent performance goals were achieved in a given Plan Year;
(c)determine the amount of actual awards under the Plan and the methodology for determination and the aggregate amount of awards, subject to the terms of the Plan;
(d)adjust or eliminate any Incentive Award payable under the Plan, regardless of the achievement of performance goals;
(e)decide all other matters that must be determined in connection with an Incentive Award;
(f)establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;
(g)make all other decisions and determinations that, and take or approve such further actions as, may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan, including, without limitation, correcting a defect, supplying any omission, adjusting or interpreting any performance criteria or condition, or reconciling any inconsistency so that the Plan or any Incentive Award complies with applicable law, regulations and listing requirements and so as to avoid unanticipated consequences or address unanticipated events deemed by the Committee to be inconsistent with the purposes of the Plan;
(h)amend, modify or terminate the Plan as provided herein; and
(i)adopt such modifications, procedures, and subplans as may be necessary or desirable (1) to effectuate the compensation incentive objectives of the Company or (2) to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any affiliate may operate, in order to assure the viability of the benefits of awards granted to Participants located in such other jurisdictions and to meet the objectives of the Plan.
Nothing contained in the Plan shall prevent or be deemed to prevent the Committee or the Company, any Subsidiary or any of their respective affiliates from adopting other or additional compensation arrangements for, or paying or providing any other or additional amounts or benefits to, its employees.
To the extent permitted under Delaware law, the Committee may expressly delegate to the CEO or the Chair of the Committee (the “Chair”) some or all of the Committee’s authority under subsections (a) through (d) above with respect to Participants who are not executive officers, pursuant to guidelines approved by the Committee. To the extent of such delegated authority, references herein to “Committee” shall refer to the CEO or the Chair, as the case may be. In addition, the Committee, may, in its discretion, delegate its general administrative duties under the Plan to an officer or employee or committee composed of officers or employees of the Company, but may not delegate its authority to construe and interpret the Plan. The acts of the CEO, the Chair and any other persons acting under such delegated authority shall be treated hereunder as acts of the Committee and the delegates shall report to the Committee regarding the delegated duties and responsibilities.
ARTICLE 4
Eligibility and Participation; Change in Control

4.1.General. Participation in the Plan is limited to such officers or employees, or categories of employees, of the Company as may be designated by the Committee from time to time. Participation in one Plan Year does not guarantee participation in any subsequent Plan Year.
4.2.New Hires. If a person is hired on or before September 30 of a Plan Year and is selected for participation in the Plan for such Plan Year, then, unless the Committee provides otherwise, he or she will become a Participant in the Plan as of the date of hire and (without limiting the other provisions of this Article 4) payment, if any, in respect of the Incentive Award will be prorated in an amount equal to the product of (i) the amount earned in respect of the Incentive Award according to the terms and conditions of this Plan, and (ii) a fraction, the numerator of which is the number of days in the Plan Year on and after the date of hire and the denominator of which is the number of days in such Plan Year. If an employee’s date of hire occurs after September 30, such employee shall not be eligible to become a Participant for the Plan Year in which the employee’s date of hire occurs.

4.3.Promotions. Subject to the penultimate sentence of this Section 4.3 and without limiting the other provisions of this Article 4, if a Participant is promoted during a Plan Year from one job level to a higher job level, such Participant will be eligible to receive payment in respect of his or her Incentive Award for the Plan Year in which the promotion occurs in an amount equal to the sum of (i) the product of (A) the amount earned in respect of the Incentive Award according to the terms and conditions of this Plan (based on the Participant’s job level immediately before the promotion) and (B) a fraction, the numerator of which is the number of fully completed pay cycles in the Plan Year before the date of promotion during which the employee is a Participant in this Plan and the denominator of which is the number of pay cycles in such Plan Year, and (ii) the product of (C) the amount earned in respect of the Incentive Award according to the terms and conditions of this Plan (based on the Participant’s job level immediately after the promotion) and (D) a fraction, the numerator of which is the number of partial or completed pay cycles in the Plan Year on and after the date of promotion and the denominator of which is the number of pay cycles in such Plan Year; provided, that if a Participant is promoted multiple times during a Plan Year, the calculation of his or her Incentive Award for the Plan Year will account for all job levels held during the Plan Year based on the number of pay cycles in the Plan Year during which each job level was held. If a person is promoted during a Plan Year and is selected by the Committee to participate in the Plan as a result of such promotion, then, unless the Committee provides otherwise, he or she will become a Participant in the Plan as of the date of the promotion and payment, if any, in respect of the Incentive Award will (without limiting the other provisions of this Article 4) equal the product of (1) the amount earned in respect of the Incentive Award according to the terms and conditions of this Plan (based on the Participant’s job level immediately after the date of promotion), and (2) a fraction, the numerator of which is the number of partial or completed pay cycles in the Plan Year on and after the date of promotion and the denominator of which is the number of pay cycles in such Plan Year.
4.4.Demotions. If a Participant is demoted during the Plan Year, the Committee may, at any time before payment in respect of Incentive Awards granted for the Plan Year in which such demotion occurs generally is made to other Participants and without limiting the other provisions of this Article 4, determine whether and the extent to which the Participant’s eligibility to receive payment in respect of his or her Incentive Award terminates or survives. The Committee may (without limitation) determine that the payment, if any, in respect of the demoted Participant’s Incentive Award will (without limiting the other provisions of this Article 4) equal the product of (1) the amount earned in respect of the Incentive Award according to the terms and conditions of this Plan (based on the Participant’s job level immediately before the date of demotion), and (2) a fraction, the numerator of which is the number of fully completed pay cycles in the Plan Year before the date of demotion during which the employee is a Participant in this Plan and the denominator of which is the number of pay cycles in such Plan Year.
4.5.Death, Disability, Retirement, Position Elimination and Job Requalification. Subject to Section 4.7 below:
(a)In the event of death, Disability or Retirement of a Participant during the applicable Plan Year on or after the last payday of June during such Plan Year, the Participant or the Participant’s Beneficiary, as applicable, will receive a prorated payment in respect of the Participant’s Incentive Award (subject to the terms and conditions of Section 4.5(c)).
(b)In the event a Participant incurs a termination of employment by reason of the elimination of his or her position or a Job Requalification in each case during the applicable Plan Year on or after the last payday of June during such Plan Year, the Participant will receive a prorated payment in respect of the Participant’s Incentive Award (subject to the terms and conditions of Section 4.5(c)).
(c)For purposes of Sections 4.5(a) and (b), and without limiting the other provisions of this Article 4, the prorated payment, if any, received in respect of an Incentive Award equals the product of (1) the amount earned in respect of the Incentive Award according to the terms and conditions of this Plan, and (2) a fraction, the numerator of which is the number of partial or completed pay cycles in the Plan Year preceding the date of death, Disability, Retirement or termination of employment by reason of the elimination of a Participant’s position or a Job Requalification and the denominator of which is the number of pay cycles in such Plan Year. In each case, the Participant will be entitled to all or a portion of the prorated payment, if any, calculated according to the immediately preceding sentence only after taking into account manager recommendations as to the applicable Participant’s individual performance. Such prorated payments will in all cases be calculated and paid after the end of the Plan Year at the time that Participants generally receive payments of Incentive Awards under this Plan. Amounts paid on behalf of a deceased Participant will be paid to the Participant’s Beneficiary. For the avoidance of doubt, (i) in the event of a Participant’s termination of employment by reason of Disability or Retirement, or in the event of a Participant’s death, in each case before the last payday of June of a Plan Year, or (ii) in the event of a Participant’s termination of employment by reason of the elimination of his or her position or a Job Requalification in each case before the last payday of June of a Plan Year, the Participant will forfeit any right to an Incentive Award for that Plan Year.

4.6.Other Terminations of Employment. Except as provided in Section 4.7, in the event of a Participant’s termination of employment during a Plan Year (or after the end of a Plan Year and before the time the Committee has approved the final level of payment in respect of Incentive Awards granted for such Plan Year and the Participant’s final and specific payment then becomes determinable) other than by reason of death, Disability, Retirement, the elimination of his or her position or a Job Requalification, the Participant will forfeit any right to an Incentive Award for that Plan Year. For terminations that occur after the time of such approval by the Committee in respect of Incentive Awards granted for a Plan Year, but before payment is made in respect of such Incentive Awards, payment will be made during the calendar year that the Committee approved the final level of payment in respect of the Incentive Awards as though the termination of employment had not occurred. Solely for purposes of the Plan, the employment relationship shall be treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment, or is otherwise protected, with the service recipient under an applicable statute or by contract. A termination of employment shall not occur in a circumstance in which a Participant transfers employment from the Company to one of its Subsidiaries, transfers employment from a Subsidiary to the Company, or transfers employment from one Subsidiary to another Subsidiary.
4.7.Change in Control. In the event of a Change in Control, the Committee shall determine the level of payment, if any, in respect of outstanding Incentive Awards that would have been attained if the Plan Year had ended as of the end of the month immediately preceding the month in which the Change in Control occurs based on actual performance through the end of the month immediately preceding the month in which the Change in Control occurs (the “CIC Vested Awards”). Thereafter:
(a)Each Participant who is actively employed (within the meaning of this Article 4) at the end of the Plan Year in which the Change in Control occurs shall be entitled to payment in respect of his or her Incentive Award in an amount equal to the greater of his or her CIC Vested Award and the amount, if any, earned in respect of the Incentive Award based on actual performance for the entire Plan Year.
(b)If the Plan is terminated during a Plan Year in which a Change in Control occurs upon or after such Change in Control, each Participant who is actively employed (within the meaning of this Article 4) at the time of such Plan termination shall be entitled to payment in respect of his or her Incentive Award in an amount equal to the greater of his or her CIC Vested Award and the amount, if any, earned in respect of the Incentive Award based on actual performance through the date of termination of the Plan.
(c)If a Participant’s employment is terminated by the Company without Cause during a Plan Year in which a Change in Control occurs upon or after such Change in Control, such Participant shall be entitled to payment in respect of his or her Incentive Award in an amount equal to the greater of his or her CIC Vested Award and the amount, if any, earned in respect of the Incentive Award based on actual performance through the date of termination of employment.
ARTICLE 5
Incentive Awards

5.1.Eligibility. The Committee may designate any officer or employee, or any category of employees, of the Company or its Subsidiaries as a Participant or Participants, as applicable, in the Plan for any Plan Year. An employee, of any title, who is an hourly employee not having a standard working week of twenty (20) or more hours, as documented in the Company’s or a Subsidiary’s human resource records, and who is not eligible for benefits, including, without limitation, Unum scholars, interns, on-call enrollers, and employees in any other position or title that may be added in the future with the foregoing characteristics, shall not be a Participant in the Plan.
5.2.Incentive Awards. Each Participant shall be eligible to receive an Incentive Award in connection with a particular Plan Year based on an individual’s contribution to the business of the Company, as determined by the Committee, which contribution may be assessed on nonobjective as well as objective measures.
5.3.Establishment of Performance Goals. Within ninety (90) days after the commencement of the Plan Year for which Incentive Awards are granted under the Plan (or such later date as the Committee shall determine), the Committee will set the performance goal(s) applicable to such Incentive Awards. Such performance goals may be different for different Participants. For example, the Committee may choose to use corporate performance goals in conjunction with individual performance goals for certain Participants and may set different performance goals for different Participants or classes of Participants.

5.4.Establishment of Incentive Award Targets. Within ninety (90) days after the commencement of the Plan Year for which Incentive Awards are granted under the Plan (or such later date as the Committee shall determine), the Committee will determine the levels of payment (e.g., based on threshold, target, and maximum levels of attainment of the applicable performance goal(s)) in respect of such Incentive Awards, which may be set as either percentages of base salary or a range of dollar amounts. Such levels may, but need not, be the same with respect to each Participant or from Plan Year to another Plan Year. The Committee may, to the extent applicable, establish the weightings applicable to each Participant’s Incentive Award attributable to the level of attainment of the applicable performance goals. If established, such weightings shall be expressed as a percentage of the target-level payment in respect of the Incentive Award that can be earned based on the level of attainment of the applicable performance goal.
5.5.Determination of Awards and Payout. The Committee will certify the level of attainment, if any, of the performance goals applicable to Incentive Awards for each Plan Year and calculate the resulting levels of payment in respect of Incentive Awards under the Plan. The Committee may adjust any performance goals during or after the Plan Year to mitigate the impact of unusual or non-recurring gains and losses, accounting changes, acquisitions, divestitures or extraordinary or other items that were not foreseen at the time such performance goals were established. The Committee shall have the right, for any reason, to increase, reduce or eliminate any Incentive Award earned under the Plan, notwithstanding the achievement of (or failure to achieve) a specified performance goal. Incentive Awards earned by Participants under the Plan will be paid in cash as soon as reasonably practicable after the level of attainment of the applicable performance criteria has been certified by the Committee pursuant to this Section 5.5 and the amount has been approved by the Committee, but in no event (except as otherwise approved by the Committee) later than March 15 of the year following the year in which the Incentive Award is earned.
ARTICLE 6
Amendment, Modification and Termination

6.1.Amendment, Modification and Termination. The Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part.
ARTICLE 7
General Provisions

7.1.Payment Recipient. All amounts payable under the Plan shall be paid to the appropriate Participant; provided, however, that a Participant may, by written instruction during the Participant’s lifetime on a form prescribed by Executive Compensation, designate one or more primary Beneficiaries to receive the amount payable hereunder following the Participant’s death, and may designate the proportions in which such Beneficiaries are to receive such payments. A Participant may change such designations from time to time, and the last written designation filed with the Committee prior to the Participant’s death shall control. A Beneficiary designation shall not be considered effective unless made on a form prescribed by Executive Compensation and which is delivered to Executive Compensation. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant’s beneficiary designated or otherwise determined under the employer-sponsored group life insurance plan covering the Participant, as amended from time to time.
7.2.Non-Assignability. None of the rights under the Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate, pledge, assign or encumber any of the rights under the Plan except to the extent expressly provided herein to the contrary.
7.3.No Right to Continued Employment. Participation in the Plan shall not give any employee any right to remain in the Company’s or any of its Subsidiaries’ employ. The Plan is not to be construed as a contract of employment for any period and does not alter the at-will status of any Participant.
7.4.Participant’s Rights Unsecured; Waiver and Release. The benefits payable under the Plan shall be paid by the Company each year out of the Company’s general assets. To the extent a Participant acquires the right to receive a payment under the Plan, such right shall be no greater than that of an unsecured general creditor of the Company. In consideration of the granting of the award, Participants may be required to execute an agreement which, among other things, waives and releases all claims, whether known or unknown, that the Participant may have against the Company, its affiliates, directors, officers, agents or employees arising out of or related to the Participant’s employment, except for those claims against the benefit plans of the Company. The waiver shall include such terms and conditions as shall be determined by the Committee in its discretion;

provided that any such waiver and release shall comply with applicable laws and regulations, and, provided, further, that the Committee may direct that no waiver and release shall be obtained.
7.5.Income Tax Withholding and Offset. The Company and its Subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. The Company or applicable Subsidiary will offset against any amounts payable hereunder any advances, loans, debts, sales deficits or similar amounts a Participant owes the Company or any Subsidiaries or for which the Company or any Subsidiaries may be responsible.
7.6.Governing Law. This Plan, and the rights and obligations of the parties thereunder, will be governed by and construed in accordance with the laws of the State of Delaware.
7.7.Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
7.8.Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.